UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 10, 2010

Pole Perfect Studios, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-150616	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2007 Enterprise Avenue

League City, Texas 77573

(Address of principal executive offices)

Telephone – (281) 538-5938

3457 Rockcliff Place

Longwood, Florida 32779

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      .      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      .      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

We are filing this Amendment No. 1 on Form 8-K/A to our Form 8-K that was originally filed with the Securities and Exchange Commission on December 13, 2010 (the "Original 8-K") to correct a misstatement.  The Original 8-K incorrectly stated that our ticker symbol would change to “PPFTD” for a period of 20 business days.  In fact, our ticker symbol will not change during that period and will remain as “PPFT.”  A copy of a new press release announcing the correction is attached hereto as Exhibit 99.2.

Item 8.01 Other Events

On December 10, 2010, we announced that we effected a 4 for 1 forward split of our shares of common stock outstanding.  All owners of record at the close of business on December 10, 2010 (record date) will receive three additional shares for every one share they currently own.  Payment of the additional shares will be made on the Payment Date which is December 14, 2010.  If you are an owner of our shares of common stock, you do not need to surrender your shares.  The additional shares will be mailed to the address on record with the transfer agent or directly to your broker.

Item 9.01  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 10, 2010 (Incorporated by reference from Form 8-K filed on December 13, 2010)
99.2	Press Release dated December 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pole Perfect Studios, Inc.

Date: December 13, 2010	By: /s/ Thomas Lapinski
Thomas Lapinski
President and Chief Executive Officer

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